Exhibit 99.2

                              FOR IMMEDIATE RELEASE

Company Contact:                                        Media Relations Contact:
  Michael Jeffries                                        Don Drew
  President                                               August & Partners PR
  RainTree Healthcare Corporation                         (248) 362-9313
  (602) 607-4011

ARIZONA-BASED OPERATOR OF NURSING HOMES IN SIX STATES
CHANGES OPERATIONAL FOCUS

     Scottsdale, AZ - February 1, 1999 RainTree Healthcare Corporation, an operator of 35 facilities (32 long-term care and 3 assisted living) in Alabama, Arizona, Colorado, Indiana, Michigan and Texas announced today that it is making substantial changes in its operating strategy in order to devote its resources exclusively to resident care.

     Ten days ago the U.S. Bankruptcy Court in Phoenix, Arizona, confirmed the reorganization of Unison HealthCare Corp. under Chapter 11. Today, the company has a new name, RainTree Healthcare Corporation, and a new operational focus. By divesting itself of less productive facilities and leasing the strong ones, the company will now be able to concentrate entirely on its core business: caregiving.

     According to Michael Jeffries, president and CEO, "We are starting over as a new kind of care enterprise. This new structure enables our executives and administrators to focus all our energies and resources on caregiving."

     "The strength of this company is the people who work for us, and who do this because they want to be in this caring profession," Jeffries added. "Our responsibility, as managers, is to create and provide the environment, the tools, and the security to enable our employees to do their very best job. We are also going to redirect our efforts in identifying, recruiting and training those who best exemplify that singular commitment."

     "Our facilities are and will continue to be staffed by administrators and caregivers who know that we must offer our clients the compassion, understanding and physical services that they require, deserve, and are paying for. As RainTree, we are better able to fulfill their needs than ever before," Jeffries concluded.


                                     -more-

     Terry Troxell, Executive Vice President of Operations, noted that, "Where many companies might have allowed the quality of services to deteriorate under the burdens of bankruptcy, RainTree not only met but often exceeded standards for our facilities while we resolved our financial problems. This is a remarkable achievement for our caregivers."


THE STATEMENTS APPEARING ABOVE, WHICH ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS, INCLUDING DELAYS IN OR INABILITY TO CONCLUDE TRANSACTIONS, ADVERSE ACTIONS WHICH MAY BE TAKEN BY THE COMPANY'S CREDITORS, THE ESTABLISHMENT OF COMPETING FACILITIES AND SERVICES, FLUCTUATIONS IN MARGINS, DEMAND FLUCTUATIONS, ACCESS TO DEBT OR EQUITY FINANCING, ADVERSE UNINSURED DETERMINATIONS IN EXISTING OR FUTURE LITIGATION OR REGULATORY PROCEEDINGS AND OTHER RISKS.


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